UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

March 28, 2007 (March 26, 2007)
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 27, 2007, Green Mountain Power Corporation (the “Company”) issued a press release announcing it had received an order from the Vermont Public Service Board (“VPSB”), dated March 26, 2007, approving the proposed agreement and plan of merger (“the Agreement”) by and among the Company, Northern New England Energy Corporation (“NNEEC”) and NNEEC’s wholly-owned subsidiary, Northstars Merger Subsidiary Corporation (“Merger Sub”), pursuant to which Agreement, Merger Sub will be merged with and into the Company. Upon completion of the merger, which is expected to occur in the second quarter of 2007, the Company will become a wholly owned subsidiary of NNEEC.

Copies of the press release and VPSB order are attached here to as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1
Press release, dated March 27, 2007, announcing order of Vermont Public Service Board approving, with conditions, the proposed agreement and plan of merger with Northern New England Energy Corporation (“NNEEC”) and its wholly-owned subsidiary Northstars Merger Subsidiary Corporation.

99.2	Vermont Public Service Board Order, dated March 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)

By: /s/ Dawn D. Bugbee	March 28, 2007
Dawn D. Bugbee Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	Date

EXHIBIT INDEX

Exhibit	Description
99.1
Press release, dated March 27, 2007, announcing order of Vermont Public Service Board approving, with conditions, the proposed agreement and plan of merger with Northern New England Energy Corporation (“NNEEC”) and its wholly-owned subsidiary Northstars Merger Subsidiary Corporation.

99.2	Vermont Public Service Board Order, dated March 26, 2007.